Exhibit 5.1

[KIRTON MCCONKIE LETTERHEAD]

March 11, 2016

Board of Directors

EVANS BREWING COMPANY INC.

3815 S. Main St

Santa Ana, CA 92707

Re: Evans Brewing Company Inc. Registration Statement on Form S-8

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-8 (the “Registration Statement”) being filed by Evans Brewing Company Inc. a Delaware corporation (the “Company”), with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended (“Securities Act”), of an aggregate of 2,000,000 shares (“Shares”) of the Company’s common stock, $0.0001 par value (“Common Stock”), authorized for issuance pursuant to the Company’s 2015 Stock Option and Stock Award Plan (the “Plan”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction of (i) the Registration Statement, (ii) the Plan, (iii) the Articles of Incorporation of the Company, as amended, (iv) the Bylaws of the Company, as currently in effect, and (v) certain resolutions of the Board of Directors of the Company relating to the Plan and the filing of the Registration Statement.  We also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth below.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies.  In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, had the power, corporate or otherwise, to enter into and perform all obligations thereunder and have also assumed the due authorization of all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties.  As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon the statements and representations of officers and other representatives of the Company and others and of public officials.  We have also assumed that each award agreement setting forth the terms of each grant of options exercisable for Shares or other award of Shares under the Plan is or will be consistent with the terms of the Plan, duly authorized, and if applicable, validly executed and delivered by the parties thereto.

We do not express an opinion as to the laws of any jurisdiction other than the corporate laws of the State of Delaware, and we do not express any opinion as to the effect of any other laws on the opinion stated herein.

Based upon and subject to the foregoing, it is our opinion that the Shares have been duly authorized by the Company and, when and if the Shares have been awarded by the Board of Directors of the Company or a committee thereof and issued and paid for in accordance with the terms and conditions of the Plan and any applicable award agreement, the Shares will be validly issued and fully paid and non-assessable.

We consent to the use of this opinion as an exhibit to the Registration Statement.  In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

KIRTON MCCONKIE, PC

/s/ Kirton McConkie